                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): June 4, 2001 (May 4, 2001)


                            Verso Technologies, Inc.
             (Exact name of registrant as specified in its charter)



   Minnesota                          0-22190                       41-1484525
(State or other              (Commission File Number)             (IRS Employer
jurisdiction of                                                   Identification
 incorporation)                                                       Number)


400 Galleria Parkway, Suite 300, Atlanta, Georgia                       30326
     (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:   (678) 589-3500
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Explanatory Note: This Report on Form 8-K/A amends and restates in their entirety Items 5 and 7 of the Current Report on Form 8-K of Verso Technologies, Inc. filed with the Securities and Exchange Commission on May 16, 2001 (the "Form 8-K"). Items 5 and 7 of the Form 8-K have been amended to reflect that on June 1, 2001 Verso Technologies, Inc. and Telemate.Net Software, Inc. amended the Agreement and Plan of Merger and the Series B Stock Purchase Agreement, both dated May 4, 2001, as discussed herein.

Item 5.  Other Events

         On May 7, 2001, Verso Technologies, Inc., a Minnesota corporation (the "Company"), announced that it had entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") dated May 4, 2001 with Telemate.Net Software, Inc., a Georgia corporation ("Telemate"), and Titan Acquiring Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), which provides for, among other things, the merger (the "Merger") of Merger Sub with and into Telemate.

         Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each share of Telemate's common stock, par value $.01 per share ("Telemate Common Stock"), outstanding immediately prior to the Effective Time will be converted into the right to receive a Pro Rata Portion of the Merger Consideration, as such terms are defined in the Merger Agreement.

         The Merger Agreement provides that:

         (a) "Merger Consideration" shall mean a number of shares of fully paid and nonassessable shares of the Company's common stock, $.01 par value per share ("Company Common Stock"), equal to the sum of (x) $30.0 million less the amount by which the Unrestricted Cash (as hereinafter defined) is less than Minimum Cash Requirement (as hereinafter defined) divided by the Average Price (as hereinafter defined); plus (y) the number of shares of Company Common Stock that could be purchased (assuming the purchase price therefor equaled the greater of (A) the average closing price per share of Company Common Stock, as reported on The NASDAQ National Market ("NASDAQ"), for the ten trading days immediately preceding the date (the "Closing Date") of the closing of the transactions contemplated by the Merger Agreement (the "Average Closing Price") and (B) the closing price per share of Company Common Stock on the trading day immediately preceding the Closing
                  Date) with the aggregate cash proceeds payable to Telemate upon exercise for cash of the vested portions of all outstanding Telemate Stock Options (as hereinafter defined) that have an exercise price per share less than the value of the shares of Company Common Stock comprising the Exchange Ratio (as hereinafter defined), where such shares are valued at the greater of (A) the Average Closing Price and (B) the closing price per share of Company Common Stock on the trading day immediately preceding the Closing Date, and vesting is determined as of the Effective Time (such Telemate Stock Options are referred to herein as the "Telemate In-the-Money Options");

         (b) "Pro Rata Portion" shall mean one share of Telemate Common Stock divided by the sum of (x) all of the outstanding shares of Telemate Common Stock plus (y) all of the shares of Telemate Common Stock issuable upon the exercise for cash of the vested portions of all Telemate In-the-Money Options;

         (c) "Average Price" shall mean the arithmetic average of the daily closing price per share, rounded to four decimal places, of the Company Common Stock as reported on NASDAQ for each of the trading days in the period commencing on (and including) April 20, 2001 and


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                  ending on (and including) May 17, 2001; provided, however, that if (x) the Average Price as so determined is less than $0.85, then the Average Price for purposes of the Merger Agreement shall be $0.85; or (y) the Average Price as so determined is more than $1.15, then the Average Price for purposes of the Merger Agreement shall be $1.15;

         (d) "Unrestricted Cash" shall mean the amount of cash and cash equivalents shown on Telemate's balance sheet prepared in accordance with generally accepted accounting principles consistently applied as of the Effective Time;

         (e) "Minimum Cash Requirement" shall mean the amount equal to the sum of (x) $20.0 million plus (y) any of Telemate's unpaid restructuring or transaction costs in any way related to the transactions contemplated by the Merger Agreement, including, any unpaid severance amounts, less (z) the sum of (A) the amount (if any) (the "Purchase Amount") used by Telemate to purchase certain convertible preferred shares to be issued by the Company pursuant to that certain Series B Preferred Stock Purchase Agreement by and between Telemate and the Company discussed elsewhere herein plus (B) if the Effective Time occurs after August 1, 2001, then one-half of the amount of Telemate's weekly costs (to the extent that such aggregate costs do not exceed $60,000.00 per week) attributable to personnel or activities required by Telemate to operate its business prior to the Effective Time and not intended to be retained or continued by the Company after the Effective Time for each week (or portion thereof) following August 1, 2001 in which the Effective Time does not occur plus (C) accrued interest on the Purchase Amount at the rate of 7.5% per annum, compounded annually;

         (f) "Exchange Ratio" shall mean the number of shares of Parent Common Stock into which one share of Telemate Common Stock shall be converted in accordance with the Merger Agreement; and

         (g) "Telemate Stock Option" shall mean each option or warrant granted by Telemate to purchase shares of Telemate Common Stock that is outstanding and unexercised immediately prior to the Effective Time.

         The Merger Agreement also provides that at the Effective Time, each Telemate Stock Option shall be converted automatically into an option to purchase such number of shares of Company Common Stock equal to the product of the number of shares of Telemate Common Stock such option could purchase and the Exchange Ratio, at a purchase price per share of Company Common Stock equal to the per share exercise price of such Telemate Stock Option divided by the Exchange Ratio.

         On June 1, 2001, the Company and Telemate executed the First Amendment to the Merger Agreement whereby the Merger Agreement was amended to provide for adjustments to the Merger Consideration if, but only if, Telemate purchases shares of the Company's Series B Preferred Stock ("Series B Preferred Stock") as contemplated by the Stock Purchase Agreement entered into between the Company and Telemate on May 4, 2001 and amended on June 1, 2001 (as amended, the Purchase Agreement"), as described elsewhere in this Report. If Telemate purchases the shares of the Series B Preferred Stock pursuant to the terms of the Purchase Agreement, then the Minimum Cash Requirement will be reduced by up to $500,000 of Telemate In-The-Money Options (then based on the aggregate proceeds upon the cash exercise thereof) that terminate on or before December 31, 2001 and increased by unpaid restructuring or transactions costs related to the Merger, including the first $500,000 of fees and expenses of The Robinson-Humphrey Company, LLC, financial advisor to Telemate ("Robinson-Humphrey"), and 50% of all fees and expenses of the Robinson-Humphrey over such amount. In addition, the aggregate Merger Consideration will be adjusted on a dollar-for-dollar basis, up to a maximum of $1.0 million, in


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the event an alleged patent infringement is determined to have a material adverse effect on Telemate's business for purposes of the Merger Agreement. Such determination shall be made by an independent arbitrator if requested by the Company no later than ten (10) days prior to the anticipated Closing Date for the Merger.

         For the purposes of the First Amendment to the Merger Agreement:

         (a) "Merger Consideration" shall mean a number of shares of fully paid and nonassessable shares of Company Common Stock equal to
                  (x) $30.0 million less (A) the amount by which the Unrestricted Cash is less than Minimum Cash Requirement (as defined below) and (B) the Infringement Amount (as defined below), divided by the Average Price (as defined above); plus
                  (y) the number of shares of Company Common Stock that could be purchased (assuming the purchase price equaled the greater of (A) the Average Closing Price (as defined above) and (B) the closing price per share of Company Common Stock on the trading day immediately preceding the Closing Date) with the aggregate cash proceeds payable to Telemate upon exercise for cash of the vested portions of all outstanding Telemate Stock Options (as defined above) that have an exercise price per share less than the value of the shares of Company Common Stock comprising the Exchange Ratio (as defined above), where such shares are valued at the greater of (A) the Average Closing Price and (B) the closing price per share of Company Common Stock on the trading day immediately preceding the Closing Date and vesting is determined as of the Effective Time (such Telemate Stock Options are referred to herein as the "Telemate In-the-Money Options");

         (b) "Minimum Cash Requirement" shall mean the amount equal to (u) $20.0 million, plus (v) any of Telemate's unpaid restructuring or transaction costs in any way related to the transactions contemplated by the Merger, including (i) any unpaid severance amounts, (ii) the first $500,000 of fees and expenses of Robinson-Humphrey, and (iii) 50% of the fees and expenses of Robinson-Humphrey in excess of $500,000, less (w) the Cash Adjustment Amount (as defined below), less (x) the amount, if any, (the "Purchase Amount"), used by Telemate to purchase shares of the Series B Preferred Stock pursuant to the Purchase Agreement, less (y) if the Effective Time occurs after August 1, 2001, one-half of the amount of Telemate's weekly costs (to the extent that such aggregate costs do not exceed $50,000.00 per week) attributable to personnel or activities required by Telemate to operate its business prior to the Effective Time and not intended to be retained or continued by the Company after the Effective Time for each week (or portion thereof) following August 1, 2001 in which the Effective Time does not occur, less (z) all accrued interest on the Purchase Amount at the rate of 7.5% per annum, compounded annually;

         (c) "Cash Adjustment Amount" shall mean the amount equal to the sum of (x) the proceeds payable upon exercise of the Telemate In-the-Money Options (based upon the aggregate cash proceeds payable upon exercise thereof for cash) that terminate by their terms on or before December 31, 2001, plus (y) the proceeds payable to Telemate pursuant to any binding agreement to sell any of its assets entered into before the Effective Time, provided that a steering committee comprised of four individuals, two designated by the Company's Chairmen of the Board and two designated by Telemate's Chairmen of the Board (the "Sterring Committee"), reasonably believes that any such asset sale will be completed on or before December 31, 2001, plus (z) the proceeds payable to Telemate on or before December 31, 2001 arising out of (A) the sale by Telemate of its products or services to the extent such sales would cause Telemate to exceed its revenue projections for the year ending December 31, 2001, or (B) other transactions entered into outside of the ordinary course of business, provided that, in the case of clauses (A) or (B), such transactions are approved by the


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                  Steering Committee as being appropriate for inclusion in this calculation; provided further, however, that in no event shall the cash adjustment amount exceed $500,000; and

         (d) "Infringement Amount" shall mean an amount equal to the amount determined by expedited binding arbitration by an arbitrator (who shall be selected in accordance with the terms of the Merger Agreement upon the request of the Company made at any time on and after June 1, 2001 and prior to the tenth (10th) day before the date on which the parties reasonably expect the Effective Time to occur) relating to any patent infringement alleged against Telemate prior to June 1, 2001 if the Company in its reasonable judgment determines that the alleged patent infringement could reasonably be expected to have a material adverse effect on Telemate's business for purposes of the Merger Agreement. Notwithstanding the foregoing or anything in the Merger Agreement to the contrary, (x) in no event shall the infringement amount exceed $1.0 million; (y) upon the Company's determination that such alleged patent infringement could reasonably be expected to have a material adverse effect on Telemate's business, the Company shall promptly request the commencement of the aforesaid expedited arbitration; and (z) upon the commencement of such expedited arbitration, such alleged patent infringement shall cease to (and shall not thereafter) have a material adverse effect on Telemate's business for any purpose of the Merger Agreement.

         Pursuant to the Merger Agreement, the Company has agreed that its Board of Directors (the "Company Board") shall take all action necessary to appoint to the Company Board two persons selected by Telemate and reasonably acceptable to the Company Board, with such appointment to be effective at or immediately prior to the Effective Time. If the Merger Agreement is terminated pursuant to its terms for (i) failure of either the Company or Telemate (each a "Party") to receive the requisite shareholder approval, (ii) a breach of any representation, warranty, covenant or agreement of the Merger Agreement by either Party that remains uncured for thirty (30) days after written notice of such breach, (iii) a modification or withdrawal of either Party's recommendation to its shareholders to approve the Merger or either Party has resolved to do so, or
(iv) failure of the Effective Time to occur by December 31, 2001, and at such time there shall exist, or be proposed, a competing transaction with respect to either Party, and such Party executes a definitive agreement for, or subsequently closes upon, any competing transaction within 12 months from such date, then the Party that fails to receive shareholder approval, the breaching Party, the Party that changes its recommendation or resolves to do so, or the Party involved in a competing transaction, as the case may be, must pay a termination fee of $4.0 million plus up to $1.0 million in expenses to the other Party.

         The Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and will be accounted for as a purchase.

         The Merger Agreement contains representations, conditions, indemnifications, provisions, covenants and other provisions typical for similar transactions. The consummation of the Merger and the transactions contemplated by the Merger Agreement are subject to certain conditions, including approval by the respective shareholders of Telemate and the Company, and the declaration of effectiveness by the Securities and Exchange Commission of a registration statement to be filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the Merger Consideration.

         In connection with the Merger Agreement the Company entered into a voting agreement with the directors and executive officers of Telemate (the "Company Voting Agreement"), and Telemate entered into a voting agreement with the directors and executive officers of the Company (the "Telemate Voting Agreement").


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         Pursuant to the Company Voting Agreement, each of the directors and executive officers of Telemate, who hold in the aggregate approximately 37.3% of the outstanding shares of Telemate Common Stock, has, among other things, (i) agreed not to sell, pledge or otherwise dispose of the shares of the Telemate Common Stock held by such person (the "Telemate Shares"), (ii) agreed not to deposit the Telemate Shares in a voting trust or enter into a voting agreement with respect to such shares, (iii) granted an irrevocable proxy to the Company to vote the Telemate Shares in favor of the adoption of Merger Agreement and approval of the Merger, and (iv) agreed to execute and deliver to the Company at the Effective Time a written agreement, substantially in the form attached hereto as Exhibit 99.4 (an "Affiliate Agreement"), which agreement provides that such person will not offer to sell or otherwise dispose of any shares of Company Common Stock issued to such person pursuant to the Merger, except in accordance with the terms of the Affiliate Agreement, which includes certain restrictions on the timing and volume of sales of Company Common Stock by such person.

         Pursuant to the Telemate Voting Agreement, each of the directors and executive officers of the Company, who hold in the aggregate approximately 1.5% of the outstanding shares of Company Common Stock, has, among other things, (i) agreed not to sell, pledge or otherwise dispose of the shares of Company Common Stock held by such person (the "Company Shares"), (ii) agreed not to deposit the Company Shares in a voting trust or enter into a voting agreement with respect to such shares, and (iii) granted an irrevocable proxy to Telemate to vote the Company Shares in favor of the adoption of Merger Agreement and approval of the Merger.

         In addition, concurrent with the execution of the Merger Agreement and the First Amendment to the Merger Agreement, the Company and Telemate entered into the Purchase Agreement and the First Amendment to the Purchase Agreement, whereby Telemate has agreed to purchase, and the Company has agreed to issue and sell, an aggregate of $15.0 million of the Series B Preferred Stock at a price of $20.00 per share (the "Purchase"). The closing of the Purchase (the "Closing") shall occur on the date the Company closes the transactions contemplated by that certain Stock Purchase Agreement (the "NACT Purchase Agreement") entered into between the Company and WA Telcom Products Co., Inc., a Delaware corporation ("WA Telcom"), pursuant to which the Company has agreed to buy from WA Telcom all the outstanding capital stock of NACT Telecommunications, Inc., a Delaware corporation ("NACT"), or at such other time and place as the Company and Telemate mutually agree upon orally or in writing.

         The Series B Preferred Stock shall be entitled to the following rights and preferences:

         (a) each share of Series B Preferred Stock is entitled to receive cumulative cash dividends at a rate per annum of $2.00 per share of Series B Preferred Stock through December 31, 2001 and at a rate per annum of $3.00 per share of Series B Preferred Stock after December 31, 2001;

         (b) each share of Series B Preferred Stock is entitled to receive out of the assets of the Company prior to any distribution to the holders of Company Common Stock an amount equal to (x) in the event of the voluntary or involuntary dissolution of the Company on or prior to December 31, 2001, $20.00 per share of Series B Preferred Stock; and (y) in the event such dissolution occurs after December 31, 2001, $25.00 per share of Series B Preferred Stock, plus in each case accumulated but unpaid dividends and interest thereon;

         (c) each share of Series B Preferred Stock is entitled to receive $20 per share of Series B Preferred Stock plus accumulated but unpaid dividends and interest thereon if the Company exercises its right and option to redeem all of the outstanding Series B Preferred Stock on or prior to December 31, 2001, and $25 per share of Series B Preferred Stock plus accumulated


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                  but unpaid dividends and interest thereon if the holders
                  thereof exercise their right and option on and after January 1, 2002 to cause the Company to redeem all the outstanding shares of Series B Preferred Stock; and

         (d) each share of Series B Preferred Stock (subject to certain limitations) may be converted at the option of the holder into approximately 13 shares of Company Common Stock.

         At the Closing or as soon as practicable thereafter, the Company shall execute and deliver to Telemate a registration rights agreement that provides Telemate with demand and piggyback registration rights with respect to the Series B Preferred Stock and the Company Common Stock issued or issuable upon the conversion of the Series B Preferred Stock.

         In addition, upon the consummation of the transactions contemplated by the NACT Purchase Agreement, the Company will grant to Telemate a second-priority security interest in the capital stock of NACT to secure the Company's obligation to redeem, under certain circumstances, the shares of the Series B Preferred Stock held by Telemate.

         The Series B Preferred Stock issuable pursuant to the Purchase Agreement will be issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         The descriptions contained herein of the Merger Agreement, the First Amendment to the Merger Agreement, the Purchase Agreement, the First Amendment to the Purchase Agreement, the Telemate Voting Agreement, the Company Voting Agreement and the Affiliate Agreement are qualified in their entirety by reference to the full text of such documents which are filed as Exhibits 2.1, 2.2, 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6, respectively, to this Report.

         A copy of the press release issued by the Company on May 7, 2001 announcing the execution of the Merger Agreement is attached hereto as Exhibit
99.6 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) - (b)         Financial Statements and Pro Forma Financial
                           Information.

                           None.

         (c)      Exhibits.

                  2.1 Agreement and Plan of Merger dated as of May 4, 2001 among the Company, Telemate Software, Inc. and Titan Acquiring Sub, Inc. (the "Merger Agreement"). (Certain of the exhibits and schedules to the Agreement and Plan of Merger have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request.) (*)

                  2.2 First Amendment to the Agreement and Plan of Merger dated June 1, 2001 among the Company, Telemate Software, Inc. and Titan Acquiring Sub, Inc.

                  99.1 Series B Preferred Stock Purchase Agreement dated as of May 4, 2001 between the Company and Telemate Software, Inc. (the "Purchase Agreement"). (Certain of the exhibits and schedules to the Purchase Agreement have been omitted from


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                           this Report pursuant to Item 601(b)(2) of Regulation
                           S-K, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request.) (*)

                  99.2 First Amendment to the Series B Preferred Stock Purchase Agreement dated as of June 1, 2001 between the Company and Telemate Software, Inc. (Certain of the exhibits and schedules to the Purchase Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request.)

                  99.3 The Telemate Voting Agreement entered into in connection with the Merger Agreement. (*)

                  99.4 The Company Voting Agreement entered into in connection with the Merger Agreement. (*)

                  99.5 Form of Affiliate Agreement to be executed in connection with the Merger Agreement. (*)

                  99.6     Press Release dated May 7, 2001. (*)

(*) Previously filed with the Company's Current Report on Form 8-K filed with the SEC on May 16, 2001.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             VERSO TECHNOLOGIES, INC.



                                             By: /s/ Ben Cowart
                                                      Ben Cowart
                                                        Vice-President


Dated:  June 4, 2001


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                                  EXHIBIT INDEX

         2.1 Agreement and Plan of Merger dated as of May 4, 2001 among the Company, Telemate Software, Inc. and Titan Acquiring Sub, Inc. (the "Merger Agreement"). (Certain of the exhibits and schedules to the Agreement and Plan of Merger have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request.) (*)

         2.2 First Amendment to the Agreement and Plan of Merger dated June 1, 2001 among the Company, Telemate Software, Inc. and Titan Acquiring Sub, Inc.

         99.1 Series B Preferred Stock Purchase Agreement dated as of May 4, 2001 between the Company and Telemate Software, Inc. (the "Purchase Agreement"). (Certain of the exhibits and schedules to the Purchase Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request.) (*)

         99.2 First Amendment to the Series B Preferred Stock Purchase Agreement dated as of June 1, 2001 between the Company and Telemate Software, Inc. (Certain of the exhibits and schedules to the Purchase Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request.)

         99.3 The Telemate Voting Agreement entered into in connection with the Merger Agreement. (*)

         99.4 The Company Voting Agreement entered into in connection with the Merger Agreement. (*)

         99.5 Form Affiliate Agreement to be executed in connection with the Merger Agreement. (*)

         99.6     Press Release dated May 7, 2001. (*)

(*) Previously filed with the Company's Current Report on Form 8-K filed with the SEC on May 16, 2001.